Exhibit 3.1

DelawareThe First StatePage 1 6551776 8100Authentication: 203513420SR# 20251740030Date: 04-23-25You may verify this certificate online at corp.delaware.gov/authver.shtmlI, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "HYPERSCALE DATA, INC.", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF APRIL, A.D. 2025, AT 2:04 O`CLOCK P.M.